EX-11
                           USTN HOLDINGS, INC.

                   Computation of Earnings Per Share

                                Three Months Ended       Nine months Ended
                                    September 30,          September 30,
                                  1996       1995        1996        1995
                                ------------------      ------------------

Primary:

Average common shares
  outstanding                  5,161,152   3,726,610   4,847,019    3,729,564
                               =========   =========   =========    =========
Net income (loss)             $2,137,657   $(399,097) $2,646,154  $(1,818,363)
                              ==========   =========  ==========  ===========

Per share amount                $   0.41   $   (0.11)   $   0.55  $     (0.49)
                                ========   =========    ========  ===========

Fully diluted:

Primary average common shares
  outstanding                  5,161,152   3,726,610   4,847,019    3,729,564
Assumed conversion of USTN
  7.5% Debentures                941,990       -         739,060        -
Assumed conversion of USTN
  Series A Preferred Stock        22,770       -          17,784        -
                               ---------   ---------   ---------    ---------

Totals                         6,125,912   3,726,610   5,603,863    3,729,564
                               =========   =========   =========    =========

Net income (loss)             $2,137,657   $(399,097) $2,646,154  $(1,818,363)
Add USTN 7.5% Debenture
  interest, net of federal
  income tax effect              171,000       -         443,000        -
                              ----------   ---------    --------  -----------

Totals                        $2,308,657   $(399,097) $3,089,154  $(1,818,363)
                              ==========   =========  ==========  ===========

Per share amount              $     0.38   $   (0.11)   $   0.55  $     (0.49)
                              ==========   =========    ========  ===========

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